As Filed With the Securities and Exchange Commission on May 5, 2000
     `                                                Registration No. 333-83953

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                          KEY PRODUCTION COMPANY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                             84-1089744
    ------------------------        ------------------------------------
    (State of incorporation)        (I.R.S. Employer Identification No.)

               707 17th Street, Suite 3300, Denver, CO 80202-3404
        ----------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                          KEY PRODUCTION COMPANY, INC.
                             STOCK OPTION AGREEMENT
                  --------------------------------------------
                            (Full title of the Plan)

                                -With a copy to-
F.H. Merelli, Chairman of the
Board and Chief Executive Officer

Key Production Company, Inc.                Nick Nimmo, Esq.
707 17th Street, Suite 3300                 Holme Roberts & Owen LLP
Denver, Colorado  80202-3404                1700 Lincoln, #4100
(303) 295-3995                              Denver, Colorado  80203
----------------------------
(Name, address and telephone
number of agent for service)

                                EXPLANATORY NOTE

     This Post-Effective Amendment is filed for the purpose of adding to the Registration Statement a prospectus (the "Resale Prospectus") to be used in connection with reoffers and resales of shares of our common stock issued pursuant to the exercise of options granted under the Stock Option Agreement dated September 1, 1992 between us and F.H. Merelli.

                               REOFFER PROSPECTUS

                                 300,000 Shares

                          KEY PRODUCTION COMPANY, INC.

                                  Common Stock

                   New York Stock Exchange Trading Symbol: KP

     This prospectus relates to the resale of up to 300,000 shares of common stock of Key Production Company, Inc. by an affiliate of Key Production. The selling shareholder is offering shares of our common stock which may be issued to him upon the exercise of options granted under a Stock Option Agreement dated September 1, 1992.

     The selling shareholder may sell up to 300,000 shares of common stock from time to time. The selling shareholder may sell his shares

             -On the New York Stock Exchange

             -To a broker-dealer, including a market maker, who purchases the shares for its own account

             -In private transactions or by gift

     The selling shareholder may also pledge his shares from time to time, and the lender may sell the shares upon foreclosure.

     On May 4, 2000, the closing price of our common stock, as reported on the New York Stock Exchange, was $12.625 per share.

     We will not receive any proceeds from the sales of the shares by the selling shareholder, but we will receive funds from the exercise of stock options for such shares, which we will use for working capital. We paid the cost of the preparation of this prospectus and of registration, which is estimated at $5,000. All brokerage commission, discounts and other expenses incurred by the selling shareholder will be borne by the selling shareholder.

                        --------------------------------

             Investing in shares of our common stock involves a high degree of risk. You should purchase the shares only if you can afford to lose your entire investment. See "Risk Factors," which begins on page 5.

                        --------------------------------

             Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is May 1, 2000

                                TABLE OF CONTENTS

         The Company....................................................5

         Risk Factors...................................................5

         Use of Proceeds................................................12

         Selling Shareholder............................................12

         Plan of Distribution...........................................13

         Where You Can Find More Information............................14

         Incorporation of Certain Documents by Reference................14

         Legal Matters..................................................15

         Experts........................................................15

                          KEY PRODUCTION COMPANY, INC.

     Key Production is a Delaware corporation formed in 1988. We are an independent natural gas and crude oil exploration and production company with operations in the Anadarko Basin of Oklahoma, the Hardeman Basin of north-central Texas, the Sacramento Basin of northern California, the Gulf Coast of Texas, Louisiana and Mississippi and the Rocky Mountains. Key is headquartered in Denver, Colorado with regional exploration offices located in Tulsa, Oklahoma; New Orleans, Louisiana; and Sacramento, California. We hold interests in some of our oil and gas properties through our wholly-owned subsidiaries, Brock Exploration Corporation, Brock Oil & Gas Corporation and Brock Gas Systems and Equipment, Inc.

                                  RISK FACTORS

     You should carefully consider each of the risks and uncertainties described below and all the other information contained in this prospectus before deciding to invest in shares of our common stock. The trading price of our common stock could decline if any of the following risks and uncertainties, or other risks affecting the market generally,develop into actual events, and you may lose all or part of the money you paid to buy our common stock.

OIL AND GAS PRICE DECLINES AND THEIR VOLATILITY COULD ADVERSELY AFFECT OUR
  REVENUE, CASH FLOWS AND PROFITABILITY.

     Prices for oil and natural gas fluctuate widely in response to changing market forces. Virtually 100 percent of our revenue derives from the sale of natural gas and crude oil, so these fluctuations, positive and negative, can have a significant impact on the revenue Key reports each period.

     Thus, our revenues, profitability and future rate of growth depend substantially upon the prevailing prices of oil and natural gas. Prices also affect the amount of cash flow available for capital expenditures and our ability to borrow money, pay down debt or raise additional capital. The amount we can borrow from banks is subject to redetermination based on current prices, among other factors. In addition, we may have ceiling test writedowns when prices decline. Lower prices may also reduce the amount of oil and natural gas that we can produce economically and could have an adverse impact on future earnings.

    We cannot predict future oil and natural gas prices. Factors that can cause this fluctuation include:

    - relatively minor changes in the supply of and demand for oil and natural gas;

    - market uncertainty;

    - the level of consumer product demand;

    - weather conditions;

    - domestic and foreign governmental regulations;

    - the price and availability of alternative fuels;

    - political and economic conditions in oil producing countries, particularly those in the Middle East;

    - the foreign supply of oil and natural gas;

    - the price of oil and gas imports; and

    - overall economic conditions.

     Historically, we have not used financial instruments such as futures contracts or hedging agreements to mitigate the impact of changes in prices but may do so in the future. We cannot assure you that such transactions, if any, will reduce risk or minimize the effect of any decline in oil or natural gas prices. Any substantial or extended decline in the prices of or demand for oil or natural gas would have a material adverse effect on our financial condition and results of operations. Energy swap arrangements may limit the risk of declines in prices, but such arrangements may also limit further revenues from price increases.

WE MAY NOT BE ABLE TO OBTAIN ADEQUATE FINANCING TO EXECUTE OUR OPERATING
STRATEGY.

     We have historically addressed our long-term liquidity needs through the use of bank credit facilities and the use of cash provided by operating activities. We continue to examine the following alternative sources of long-term capital:

    - bank borrowings or the issuance of debt securities;

    - the sale of common stock, preferred stock or other equity securities;

    - the issuance of nonrecourse production-based financing or net profits interests;

    - sales of non-strategic properties;

    - sales of prospects and technical information; and

    - joint venture financing.

     The availability of these sources of capital will depend upon a number of factors, some of which are beyond our control. These factors include general economic and financial market conditions, oil and natural gas prices and our value and performance. We may be unable to execute our operating strategy if we cannot obtain capital from these sources.

ESTIMATES OF OIL AND GAS RESERVES ARE UNCERTAIN AND INHERENTLY IMPRECISE.

     Estimates of our proved oil and gas reserves and the estimated future net revenues from such reserves is set forth in documents that are incorporated by reference. These estimates are based upon various assumptions, including assumptions required by the Securities and Exchange Commission relating to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating oil and gas reserves is complex. Such process requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Therefore, these estimates are inherently imprecise.

     Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves most likely will vary from those estimated. Our properties may also be susceptible to hydrocarbon drainage from production by operators on adjacent properties. Any significant variance could materially affect the estimated quantities and present value of reserves set forth in the information incorporated by reference. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and gas prices and other factors, many of which are beyond our control. Actual production, revenue, taxes, development expenditures and operating expenses with respect to our reserves will likely vary from the estimates used. Such variances may be material.

     Historically, a small portion of our estimated proved reserves have been undeveloped. Undeveloped reserves, by their nature, are less certain. Recovery of undeveloped reserves requires significant capital expenditures and successful drilling operations. The reserve data assumes that we will make significant capital expenditures to develop our reserves. Although we have prepared estimates of our oil and gas reserves and the costs associated with these reserves in accordance with industry standards, we cannot assure you that the estimated costs are accurate, that development will occur as scheduled or that the results will be as estimated. Nor can we assure you that in the future the percentage of our reserves which are categorized as undeveloped will be larger or smaller than historic levels.

     You should not assume that the present value of future net revenues referred to in the information incorporated by reference is the current market value of our estimated oil and gas reserves. In accordance with Securities and Exchange Commission requirements, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate. Any changes in consumption by gas purchasers or in governmental regulations or taxation will also affect actual future net cash flows. The timing of both the production and the expenses from the development and production of oil and gas properties will affect the timing of actual future net cash flows from estimated proved reserves and their present value. In addition, the 10% before federal income tax discount factor, which is required by the Securities and Exchange Commission to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most accurate discount factor. The effective interest rate at various times and the risks associated with our company or the oil and gas industry in general will affect the accuracy of the 10% before federal income tax discount factor. You should not assume the present value of our reserves based on constant price assumptions at a 10% before federal income tax discount factor is an accurate representation of fair market value. Many factors may affect the fair market value of our reserves, including without limitation, future reserve projections, price and cost assumptions and income tax considerations.

LEVERAGE MATERIALLY AFFECTS OUR OPERATIONS.

        Our level of debt affects our operations in several important ways, including the following:

    - a large portion of our cash flow from operations may be used to pay interest on borrowings;

    - the covenants contained in the agreements governing our debt limit our ability to borrow additional funds or to dispose of assets;

    - the covenants contained in the agreements governing our debt may affect our flexibility in planning for, and reacting to, changes in business conditions;

    - a high level of debt may impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes; and

    - the terms of the agreements governing our debt permit our creditors to accelerate payments upon an event of default or a change of control.

    In addition, we may significantly alter our capitalization in order to make future acquisitions or develop our properties. These changes in capitalization may significantly increase our level of debt. A high level of debt increases the risk that we may default on our debt obligations. Our ability to meet our debt obligations and to reduce our level of debt depends on our future performance. General economic conditions and financial, business and other factors affect our operations and our future performance. Many of these factors are beyond our control.

     If we are unable to repay our debt at maturity out of cash on hand, we could attempt to refinance such debt, or repay such debt with the proceeds of an equity offering. We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on debt or that future borrowings or equity financing will be available to pay or refinance such debt. In addition, our bank borrowing base is subject to semi-annual redeterminations. We could be forced to repay a portion of our bank borrowings due to redeterminations of our borrowing base, and we cannot assure you that we will have sufficient funds to make such repayments. If we are not able to negotiate renewals of our borrowings or to arrange new financing, we may have to sell significant assets. Any such sale would have a material adverse effect on our business and financial results. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions and our value and performance at the time of such offering or other financing. We cannot assure you that any such offering or refinancing can be successfully completed.

LOWER OIL AND GAS PRICES MAY CAUSE US TO RECORD CEILING LIMITATION WRITEDOWNS.

     We use the full cost method of accounting to report our oil and gas operations. Accordingly, we capitalize the cost to acquire, explore for and develop oil and gas properties. Under full cost accounting rules, the net capitalized costs of oil and gas properties may not exceed a "ceiling limit" which is based upon the present value of estimated future net cash flows before federal income tax from proved reserves, discounted at 10%, plus the lower of cost or fair market value of unproved properties. If net capitalized costs of oil and gas properties exceed the ceiling limit, we must charge the amount of the excess to earnings. This is called a "ceiling limitation writedown." This charge does not impact cash flow from operating activities, but does reduce our shareholders' equity. The risk that we will be required to write down the carrying value of our oil and gas properties increases when oil and gas prices are low or volatile. In addition, writedowns may occur if we experience substantial downward adjustments to our estimated proved reserves or if purchasers cancel long-term contracts, if any, for our oil or natural gas production. We cannot assure you that we will not experience ceiling limitation writedowns in the future.

WE MAY NOT BE ABLE TO REPLACE PRODUCTION WITH NEW RESERVES.

     In general, the volume of production from oil and gas properties declines as reserves are depleted. The decline rates depend on reservoir characteristics. Short-lived reservoirs characteristically experience steep declines, while the declines in long-lived fields may be relatively slow. Our reserves, which are a mixture of both short and long-lived properties, will decline as they are produced unless we acquire properties with proved reserves or conduct successful exploration and development activities. Our future natural gas and oil production is highly dependent upon the level of success in finding or acquiring additional reserves. The business of exploring for, developing or acquiring reserves is capital intensive and uncertain. We may be unable to make the necessary capital investment to maintain or expand our oil and gas reserves if cash flow from operations is reduced and external sources of capital become limited or unavailable. We cannot assure you that our future exploration, development and acquisition activities will result in additional proved reserves or that we will be able to drill productive wells at acceptable costs.

OUR OPERATIONS ARE SUBJECT TO NUMEROUS RISKS OF OIL AND GAS DRILLING AND
  PRODUCTION ACTIVITIES.

    Oil and gas drilling and production activities are subject to numerous risks, including the risk that no commercially productive oil or natural gas reservoirs will be found. The cost of drilling and completing wells is often uncertain. Oil and gas drilling and production activities may be shortened, delayed or canceled as a result of a variety of factors, many of which are beyond our control. These factors include:

    - unexpected drilling conditions;

    - pressure or irregularities in formations;

    - equipment failures or accidents;

    - weather conditions; and

    - shortages in experienced labor or shortages or delays in the delivery of equipment.

     The prevailing prices of oil and natural gas also affect the cost of and the demand for drilling or completion rigs, production equipment and related services.

     Many of our oil and gas properties are operated by third parties and, as a result, we have limited control over the nature and timing of exploration and development of those properties or the manner in which operations are conducted.


     We cannot assure you that the new wells we drill will be productive or that we will recover all or any portion of our investment. Drilling for oil and natural gas may be unprofitable. Drilling activities can result in non-productive wells and wells that are productive but do not produce sufficient net revenues to exceed operating and other costs.

OUR INDUSTRY EXPERIENCES NUMEROUS OPERATING RISKS.

     The oil and gas industry experiences numerous operating risks. These operating risks include the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards. Environmental hazards include oil spills, gas leaks, pipeline ruptures or discharges of toxic gases. If any of these industry operating risks occur, we could have substantial losses. Substantial losses may be caused by injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. In accordance with industry practice, we maintain insurance against some, but not all, of the risks described above. We cannot assure you that our insurance will be adequate to cover losses or liabilities. Also, we cannot predict the continued availability of insurance at premium levels that justify its purchase.

COMPETITION WITHIN OUR INDUSTRY MAY ADVERSELY AFFECT OUR OPERATIONS.

     We operate in a highly competitive environment. We compete with major and independent oil and gas companies for the acquisition of desirable oil and gas properties and leasehold properties and the equipment and labor required to develop and operate such properties. We also compete with major and independent oil and gas companies in the marketing and sale of oil and natural gas. Many of these competitors have financial and other resources substantially greater than ours.

OUR FUTURE ACQUISITIONS MAY NOT CONTAIN ECONOMICALLY RECOVERABLE RESERVES.

     The successful acquisition of producing properties requires an assessment of a number of factors beyond our control. These factors include recoverable reserves, future oil and gas prices, operating costs, tax consequences and potential environmental and other liabilities. Such assessments are inexact and their accuracy is inherently uncertain. In connection with such assessments, we perform a review of the subject properties, which we believe is generally consistent with industry practices. However, such a review may not reveal all existing or potential problems. In addition, the review may not permit a buyer to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. We do not inspect every platform or well. Even when a platform or well is inspected, structural and environmental problems are not necessarily discovered. We are generally not entitled to contractual indemnification for preclosing liabilities, including environmental liabilities. Normally, we acquire interests in properties on an "as is" basis with limited remedies for breaches of representations and warranties. In addition, competition for producing oil and gas properties is intense and many of our competitors have financial and other resources which are substantially greater than those available to us. Therefore, we cannot assure you that we will be able to acquire oil and gas properties that contain economically recoverable reserves or that we will acquire such properties at acceptable prices.

THE MARKETABILITY OF KEY'S PRODUCTION DEPENDS IN MOST PART UPON THE
  AVAILABILITY, PROXIMITY AND CAPACITY OF GAS GATHERING SYSTEMS, PIPELINES AND PROCESSING FACILITIES.

     The marketability of our production depends in part upon the accessibility, availability, proximity and capacity of gas gathering systems, pipelines and processing facilities. U.S. federal and state regulation of oil and gas production and transportation, general economic conditions, and changes in supply and demand all could adversely affect our ability to produce and market oil and natural gas. If market factors dramatically change, the financial impact on Key could be substantial. The availability of markets is beyond our control.

OUR OIL AND GAS OPERATIONS ARE SUBJECT TO VARIOUS U.S. FEDERAL, STATE AND LOCAL
  GOVERNMENTAL REGULATIONS THAT MATERIALLY AFFECT OUR OPERATIONS.

     Our oil and gas operations are subject to various U.S. federal, state and local governmental regulations. These regulations may be changed in response to economic or political conditions. Matters regulated include, among others, permits for discharges of wastewaters and other substances generated in connection with drilling operations, bonds or other financial responsibility requirements to cover drilling contingencies and well plugging and abandonment costs, reports concerning operations, the spacing of wells, and unitization and pooling of properties and taxation. At various times, regulatory agencies have imposed price controls and limitations on oil and gas production. In order to conserve supplies of oil and gas, these agencies have restricted the rates of flow of oil and gas wells below actual production capacity. Under federal and state environmental statutes, owners and operators of certain defined facilities are strictly liable for such spills of oil and other regulated substances, subject to certain limitations. A substantial spill from one of our facilities could have a material adverse effect on our results of operations, competitive position or financial condition. Federal, state and local laws regulate production, handling, storage, transportation and disposal of oil and gas, by-products from oil and gas and other substances and materials produced or used in connection with oil and gas operations. We cannot predict the ultimate cost of compliance with these requirements or their effect on our operations.

WE DO NOT PAY DIVIDENDS.

     We have not declared any cash dividends on our common stock in a number of years and have no intention to do so in the near future. In addition, we are restricted from doing so by our credit agreement.

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

    The information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places and include statements regarding our plans, beliefs or current expectations including those plans beliefs and expectations of our officers and directors with respect to, among other things:

    - budgeted capital expenditures;

    - increases in oil and gas production;

    - our outlook on oil and gas prices;

    - estimates of our oil and gas reserves;

    - our future financial condition or results of operations; and

    - our business strategy and other plans and objectives for future operations.

     When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The risk factors noted in this prospectus and other factors noted throughout this prospectus and the information incorporated by reference, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement. Prices for oil and natural gas fluctuate widely. Numerous uncertainties are inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures. Many of these uncertainties are beyond our control. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data and the interpretation of such data by geological engineers. As a result, estimates made by different engineers often vary from one another. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered.

     All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

                                 USE OF PROCEEDS

             We will not receive any proceeds from the sale of the shares sold by the selling shareholder. We will only receive proceeds if the selling shareholder exercises options underlying shares of our common stock being offered with this prospectus prior to the sale of those shares. If we receive any proceeds from the exercise of options, it will be added to our working capital. We have agreed to bear certain expenses in connection with the registration of the shares of common stock being offered and sold by the selling shareholder.

                               SELLING SHAREHOLDER

             The following table and discussion sets forth certain information with respect to the selling shareholder:

                                                 Beneficial
                                                 Ownership       Shares
                                                 Of Shares of    Available                       Percent
                                                 Common Stock    For Sale        Shares Owned    Owned
                              Position with      Prior to        In the          After the       After the
    Selling Shareholder       the Company        Offering(1)     Offering        Offering(2)     Offering
    -------------------       --------------     ------------   -------------   ------------     ----------

    F. H. Merelli.............Chairman and        1,066,172       300,000         766,172             4.7%
                              Chief Executive
                              Officer

    (1) Includes 83,285 shares held by the Ky Production 401(k) Plan of which Mr. Merelli is a trustee.

    (2) Assumes all common shares offered are sold pursuant to this offering. The selling shareholder, however, may choose to exercise only a portion or none of his options and may not sell any or all of the common shares issued upon exercise of the options. There are currently no agreements, arrangements or understandings with respect to the exercise of any options or the sale of any of the shares received upon such exercise.

                              PLAN OF DISTRIBUTION

     We are registering the securities on behalf of the selling shareholder. All costs, expenses and fees in connection with the registration of the Securities offered hereby will be paid by us. We estimate such costs, expenses and fees to be $5,000. Brokerage commissions and similar selling expenses, if any, attributable to the sale of securities will be paid by the selling shareholder.

     The selling shareholder may sell up to 300,000 shares of common stock from time to time. The selling shareholder may sell his shares

             -On the New York Stock Exchange

             -To a broker-dealer, including a market maker, who purchases the shares for its own account

             -In private transactions or by gift

     The selling shareholder may also pledge his shares from time to time, and the lender may sell the shares upon foreclosure.

     The decision to sell any securities is within the discretion of the selling shareholder. The selling shareholder is free to offer and sell his securities at times, in a manner and at prices as he determines. There is no assurance that the selling shareholder will sell any or all of the shares of common stock offered by him hereunder.

     The selling shareholder may sell the shares at a negotiated price or at the market price or both. He may sell his shares directly to the purchasers or he may use brokers. If he uses a broker, the selling shareholder may pay a brokerage fee or commission or he may sell the shares to the broker at a discount from the market price. The purchasers of the shares may also pay a brokerage fee or other charge. The compensation to a particular broker-dealer may exceed customary commissions. We do not know of any arrangements by the selling shareholder for the sale of any of his shares.

     The selling shareholder and broker-dealers, if any, acting in connection with sales by the selling shareholder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale by them of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

     We have advised the selling shareholder that the anti-manipulative rules under the Exchange Act, which are set forth in Regulation M, may apply to his sales in the market. We have furnished the selling shareholder with a copy of regulation M, and we have informed him that he should deliver a copy of this prospectus when he sells any shares.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference rooms located at:

     - 450 Fifth Street, N.W.
       Washington, D.C. 20549;

     - 7 World Trade Center
       New York, New York 10048; and

     - Citicorp Center
       500 West Madison Street
       Chicago, Illinois 60661.

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

     Our common stock has been listed and traded on the New York Stock Exchange since 1996. Accordingly, you may inspect the information we file with the Securities and Exchange Commission at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

     -  Our Annual Report on Form 10-K for the fiscal year ended December 31,
        199.

     Each of these documents is available from the Securities and Exchange Commission's web site and public reference rooms described above. You may also request a copy of these filings, excluding exhibits, at no cost by writing or telephoning Sharon M. Pope, Assistant Corporate Secretary, at our principal executive office, which is:

     Key Production Company, Inc.
     707 Seventeenth Street, Suite 3300
     Denver, Colorado 80202-3404
     (303) 295-3995

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information.

                                  LEGAL MATTERS

     The validity of the common stock and the preferred stock and the status of the debt securities as binding obligations of Key will be passed on for Key by Holme Roberts & Owen LLP, Denver, Colorado.

                                     EXPERTS

     The audited consolidated financial statements incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated by their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The information incorporated by reference into this prospectus regarding the total proved reserves of Key was prepared by Key and audited by Ryder Scott Company, L.P. as stated in their letter reports, and is incorporated by reference in reliance upon the authority of said firm as experts in such matters.

                               Part II of Form S-8

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3    DOCUMENTS INCORPORATED BY REFERENCE
          -----------------------------------

          The following documents filed with the Securities and Exchange Commission are incorporated by reference into this Registration
          Statement:

          (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1998.

          (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarter ended March 31, June 30 and September 30, 1999.

          (c) The Company's Current Report on Form 8-K filed September 22, 1999.

          (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          (e) The description of the Company's Common Stock contained in the Company's Form 8-A Registration Statement, dated September 2, 1988.

Item 4    DESCRIPTION OF SECURITIES
          -------------------------

          Because the class of securities offered under the Plans is registered under Section 12 of the Exchange Act (see Item 3(d) above), this item is not applicable.

Item 5    INTEREST OF NAMED EXPERTS AND COUNSEL
          -------------------------------------

          None.

Item 6    INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

          In accordance with the General Corporation Law of the State of Delaware, the Company has included a provision in its Certificate to limit the personal liability of its directors for violations of their fiduciary duties. The provision eliminates such directors' personal liability to the Company or its stockholders for monetary damages, except:

          (1) for any breach of the directors' duty of loyalty to the Company or its stockholders;


          (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (3) for unlawful payments of dividends or unlawful stock purchases or redemptions; or

          (4) for any transaction from which any director derived an improper personal benefit.

          This provision protects the Company's directors against personal liability for monetary damages arising from breaches of their duty of care. Directors remain liable for breaches of their duty of loyalty to the Company and its stockholders and for the specific matters set forth above, as well as for violations of the federal securities laws. The provision has no effect on the availability of equitable remedies such as injunction or recision. Additionally, these provisions do not protect a director from activities undertaken in any capacity other than that of director.

          Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any pending, completed or threatened action or suit by or in the right of a corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

          Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him.

Item 7    EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

          Not applicable.

Item 8    EXHIBITS

          --------

          Exhibits not incorporated by reference to a prior filing are designated by an asterisk (*) and are included or filed herewith; all exhibits not so designated are incorporated by reference to a prior SEC filing as indicated.

Exhibit  Description

-------  -----------

3.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4, registration no. 33-23533 filed with the SEC on August 5, 1988).

3.2 Amendment to Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4, registration no. 33-23533 filed with the SEC on August 5,
       1988).

3.3 Bylaws of the Registrant, as amended and restated on June 8, 1995 (incorporated by reference to Exhibit 3.3 to the Registrant's Form 10-Q for the quarter ended June 30, 1995, file no. 0-17162).

4.1    Form of Common Stock Certificate (incorporated by reference to Exhibit
       4.12 to the Registrant's Amendment No. 1 to Registration Statement on Form S-4, registration no. 33-23533 filed with the SEC on August 15,
       1988).

5.1 Opinion of Holme Roberts & Owen LLP as to the legality of the securities being registered, including consent (incorporated by reference to Exhibit
      5.1 to the original Registration Statement filed on July 29, 1999).

10.9 Stock Option Agreement between the Registrant and Francis H. Merelli, dated September 1, 1992 (incorporated by reference to Exhibit 10.9 to the Registrant's Form 10-K for the fiscal year ended December 31, 1992, file no. 0-17162).

23.1   Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).

23.2   Consent of Independent Public Accountants.

24.1 Powers of Attorney are on the signature pages of the original Registration Statement filed on July 29, 1999.

Item 9    UNDERTAKINGS
          ------------

   (a)    Rule 415 Undertakings
          ---------------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any fact or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)   Filings Incorporating Subsequent Exchange Act Documents by Reference
          --------------------------------------------------------------------

          The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Request for Acceleration of Effective Date or Filing Registration Statement on Form S-8
          -----------------------------------------------------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions discussed in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Key Production Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on the 5th day of May, 2000.

                                 KEY PRODUCTION COMPANY, INC.

                                 By: /s/ MONROE W. ROBERTSON
                                    ------------------------------------
                                         Monroe W. Robertson
                                         President and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

          Signature               Title                            Date
          ---------               -----                            ----

/s/ *                             Director, Chairman
----------------------------      and Chief Executive Officer

    F.H. Merelli                  (Principal Executive Officer)   May 5, 2000


/s/ MONROE W. ROBERTSON           President and Chief Operating
----------------------------      Officer

    Monroe W. Robertson                                           May 5, 2000


/s/ SHERRI M. NITTA
----------------------------      (Principal Accounting Officer)  May 5, 2000
    Sherri M. Nitta


/s/ PAUL KORUS                    Vice President
----------------------------      (Principal Financial Officer)
    Paul Korus                                                    May 5, 2000


/s/ *                             Director                        May 5, 2000
----------------------------
    Cortlandt S. Dietler

/s/ *                             Director                        May 5, 2000
----------------------------
    L. Paul Teague

*  By: MONROE W. ROBERTSON
----------------------------
    Monroe W. Robertson,
    Attorney in fact